UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2008

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On December 5, 2008, the Board of Directors ("Board) of the Federal Home Loan Bank of San Francisco (the "Bank") approved a revised retained earnings target in accordance with the Bank's Retained Earnings and Dividend Policy, which sets forth the Bank's policy for retaining earnings and making earnings available for dividends on the Bank's Class B capital stock. The revised retained earnings target is $747 million; the previous target was $440 million. A discussion of the revised retained earnings target is provided in a communication to Bank members dated December 11, 2008, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2008, the Bank's Board approved amendments to Article III of the Bank's Bylaws to reflect changes made by the Housing and Economic Recovery Act of 2008 ("HERA") in the composition of the Board, including the number, qualifications, and eligibility of Bank directors, and to provide that nonmember directors (now called "independent directors") are now elected by the members. In addition, a new section has been added to Article III to conform the Bylaws to the Federal Housing Finance Agency's recently adopted regulatory requirements for filling director vacancies. Other technical amendments have been made to conform the Bylaws to HERA. Technical amendments have also been made to the capital stock provisions in Article VI of the Bylaws to expressly state, where applicable, that these provisions are subject to the Bank's Capital Plan.

The foregoing description of the amendments to the Bank's Bylaws is qualified in its entirety by reference to the amended and restated Bank's Bylaws, a marked copy (to show changes from the prior version) of which are attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On December 5, 2008, the Bank's Board approved the 2009 Board of Directors Compensation and Expense Reimbursement Policy. In accordance with regulations, the Bank has established a formal policy governing the compensation and expense reimbursement provided to its directors. The Bank will pay an annual retainer and meeting fees for attendance at certain meetings. The director compensation arrangements for 2009 are set forth below.

Position	Annual Retainer	Maximum Annual Meeting Fees	Total Maximum Annual Compensation
Chairman	$42,000	$18,000	$60,000
Vice Chairman	$37,000	$18,000	$55,000
Committee Chair	$32,000	$18,000	$50,000
Director	$27,000	$18,000	$45,000

Retainers will be paid in six equal installments, after each regularly scheduled Board meeting. Additionally, each director will receive a fee of $3,000 for attending any portion of each of the six regularly scheduled two-day Board meetings.

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties. For expense reimbursement purposes, directors' "official duties" include:

  Meetings of the Board and Board committees,
  Meetings requested by the Federal Housing Finance Agency and Federal Home Loan Bank System committees,
  Meetings of the Council of Federal Home Loan Banks and its committees,
  Meetings of the Bank's Affordable Housing Advisory Council,
  Events attended on behalf of the Bank when requested by the President in consultation with the Chairman, and
  Other events attended on behalf of the Bank with the prior approval of the EEO-Personnel-Compensation Committee of the Board.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

	3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated December 5, 2008 (marked to show changes from the prior version)
	99.1	Special Attention Bulletin No. 1311 (New Retained Earnings Buildup Target) dated December 11, 2008, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: December 11, 2008	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated December 5, 2008 (marked to show changes from the prior version)
99.1	Special Attention Bulletin No. 1311 (New Retained Earnings Buildup Target) dated December 11, 2008, issued by the Federal Home Loan Bank of San Francisco